Exhibit 24.3
GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC.
POWER OF ATTORNEY

The undersigned, a director of GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC. (the “Company”), hereby constitutes and appoints Howard S. Hirsch and Javier F. Bitar as the true and lawful agents and attorneys-in-fact of the undersigned, with full power and authority in said agents and the attorneys-in-fact to act in the name of and on behalf of the undersigned to sign for the undersigned in his name as a director of the Company to file with the Securities and Exchange Commission (the “SEC”), the Company’s Registration Statement on Form S-11 (Registration No. 333-217223), and any and all amendments, including post-effective amendments, to such Registration Statement, and generally to do all such things in the director’s name and in his capacity as a director of the Company to comply with the provisions of the Securities Act of 1933, all requirements of the SEC, to perform any and all such acts necessary or proper in connection with the filing of such Registration Statement, and, generally, to act for and in the name of the undersigned with respect to such filing and any and all amendments thereto.
The validity of this Power of Attorney shall not be affected in any manner by reason of the execution, at any time, of other powers of attorney by the undersigned in favor of persons other than those named herein.

IN WITNESS WHEREOF, I have hereunto set my hand this 10th day of May, 2019.

/s/ Ranjit M. Kripalani
Ranjit M. Kripalani